EXHIBIT 99(a)

                         CONSENT OF SHELI Z. ROSENBERG

The undersigned hereby consents to the inclusion of her name in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 as a person to become a director of CVS Corporation ("CVS") upon consummation of the merger of North Acquisition Corp., a wholly-owned subsidiary of CVS, with and into Revco D.S., Inc.

Signature: /s/ Sheli Z. Rosenberg
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           Sheli Z. Rosenberg

Date: March 28, 1997